As filed with the Securities and Exchange Commission on December 4, 2007
Registration Statement No. 333-130074
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 10 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-4019460
(I.R.S. Employer Identification No.)

85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	GOLDMAN SACHS CAPITAL II
GOLDMAN SACHS CAPITAL III
GOLDMAN SACHS CAPITAL IV
GOLDMAN SACHS CAPITAL V
GOLDMAN SACHS CAPITAL VI
GS FINANCE CORP.
(Exact Name of Each Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
20-6109939, 20-6109956, 20-6109972,
34-2036412, 34-2036414, 26-0785112
(I.R.S. Employer Identification No.)
c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Title of each class of	Proposed maximum offering price per unit/	Amount of
securities to be registered	Proposed maximum offering price	registration fee

Debt Securities

Warrants

Purchase Contracts

Units(3)

Preferred Stock

Depositary Shares(4)

Capital Securities of
Goldman Sachs Capital II,
Goldman Sachs Capital III,
Goldman Sachs Capital IV,
Goldman Sachs Capital V and
Goldman Sachs Capital VI	(1)(2)	$0(1)(2)

Debt Securities of GS Finance Corp.

Warrants of GS Finance Corp.

Units of GS Finance Corp.(5)

The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of GS Finance Corp. or other issuers(6)

Common Stock, par value $0.01 per share

Rights(7)

(1)	This registration statement covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), The Goldman Sachs Group, Inc. is deferring payment of all of the registration fee.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares and capital securities, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities and warrants of GS Finance Corp. or in any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(6)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI (each trust is individually referred to as an “Issuer Trust” and together as the “Issuer Trusts”), or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(7)	Each share of common stock includes one shareholder protection right as described in the registration statement under “Description of Capital Stock of The Goldman Sachs Group, Inc.”

Explanatory Note

This Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) is being filed by The Goldman Sachs Group, Inc., Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V, Goldman Sachs Capital VI and GS Finance Corp. for the purposes of (i) adding GS Finance Corp., a corporation formed under the laws of the State of Delaware, as an issuer and co-registrant to the Registration Statement hereunder, (ii) registering additional securities pursuant to Rule 413(b) under the Securities Act and filing a base prospectus relating to such additional securities and (iii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement, and therefore it was omitted. Accordingly, this Post-Effective Amendment No. 10 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

GS Finance Corp. The Goldman Sachs Group, Inc. Debt Securities
Warrants
Units
of
GS Finance Corp.
fully and unconditionally
guaranteed as described herein by
The Goldman Sachs Group, Inc.

GS Finance Corp. from time to time may offer to sell debt securities and warrants, as well as units comprised of these securities of GS Finance Corp. or securities of The Goldman Sachs Group, Inc. The securities of GS Finance Corp. offered from time to time hereunder shall be fully and unconditionally guaranteed as described herein by The Goldman Sachs Group, Inc. GS Finance Corp. is a wholly owned subsidiary of The Goldman Sachs Group, Inc. The common stock of Goldman Sachs is listed on the New York Stock Exchange and trades under the ticker symbol “GS”.

GS Finance Corp. may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

GS Finance Corp. may use this prospectus in the initial sale of these securities. In addition, Goldman, Sachs & Co. or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus dated December 4, 2007.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Goldman Sachs, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended November 24, 2006 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2007 (File No. 001-14965);

(3)	Quarterly Report on Form 10-Q for the fiscal quarter ended May 25, 2007 (File No. 001-14965);

(4)	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2007 (File No. 001-14965);

(5)	Current Report on Form 8-K, dated and filed on December 4, 2006 (File No. 001-14965);

(6)	Current Report on Form 8-K, dated and filed on December 12, 2006 (File No. 001-14965);

(7)	Current Report on Form 8-K, dated and filed on March 13, 2007 (File No. 001-14965);

(8)	Current Report on Form 8-K, dated and filed on March 19, 2007 (File No. 001-14965);

(9)	Current Report on Form 8-K, dated and filed on May 10, 2007 (File No. 001-14965);

(10)	Current Report on Form 8-K, dated and filed on May 18, 2007 (File No. 001-14965);

(11)	Current Report on Form 8-K, dated and filed on August 13, 2007 (File No. 001-14965);

(12)	Current Report on Form 8-K, dated and filed on September 20, 2007 (File No. 001-14965); and

(13)	All documents filed by The Goldman Sachs Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 85 Broad Street, New York, New York 10004, telephone (212) 902-0300.

No separate financial statements of GS Finance Corp. are included in this prospectus. The Goldman Sachs Group, Inc. and GS Finance Corp. do not consider that such financial statements would be material to holders of the securities of GS Finance Corp. because GS Finance Corp. is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than issuing its debt securities, warrants or units and lending the net proceeds therefrom to The Goldman Sachs Group, Inc. and/or its subsidiaries. Furthermore, The Goldman Sachs Group, Inc.’s obligations under the related guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related securities of GS Finance Corp. For a more detailed discussion, see “Description of Debt Securities We May Offer”, “Description of Warrants We May Offer” and “Descriptions of Units We May Offer” below. In addition, The Goldman Sachs Group, Inc. does not expect GS Finance Corp. to file reports under the Exchange Act with the SEC.

When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under “Available Information”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

GS Finance Corp.

GS Finance Corp. is a Delaware corporation and a wholly owned subsidiary of The Goldman Sachs Group, Inc., created for the primary purpose of providing Goldman Sachs with financing for its operations by issuing securities to investors and lending the net proceeds therefrom to The Goldman Sachs Group, Inc. and/or its subsidiaries.

Goldman Sachs

Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Its headquarters are located at 85 Broad Street, New York, New York 10004, telephone (212) 902-1000, and Goldman Sachs maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.

The Goldman Sachs Group, Inc. is a Holding Company

Because the assets of The Goldman Sachs Group, Inc. consist principally of interests in the subsidiaries through which The Goldman Sachs Group, Inc. conducts its businesses, its right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of the security holders of GS Finance Corp., as the beneficiaries of the guarantee by The Goldman Sachs Group, Inc., to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims The Goldman Sachs Group, Inc. may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to The Goldman Sachs Group, Inc. from some of its subsidiaries, including Goldman, Sachs & Co., are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Furthermore, because some of the subsidiaries of The Goldman Sachs Group, Inc., including Goldman, Sachs & Co., are partnerships in which The Goldman Sachs Group, Inc. is a general partner, The Goldman Sachs Group, Inc. may be liable for their obligations. The Goldman Sachs Group, Inc. also guarantees many of the obligations of its subsidiaries other than GS Finance Corp. Any liability The Goldman Sachs Group, Inc. may have for its subsidiaries’ obligations could reduce its assets that are available to satisfy its guarantee obligations to the investors in securities of GS Finance Corp.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants; and

•	units, comprised of one or more debt securities or warrants described in this prospectus or of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc.

The securities we offer from time to time will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, including the guarantee of The Goldman Sachs Group, Inc., unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus and may differ from the general terms described herein.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity; and any other specific terms. The senior debt securities will be issued under a senior debt indenture among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York, as trustee, and the subordinated debt securities under a subordinated debt indenture to be entered into at a later date among us, The Goldman Sachs Group, Inc., as guarantor, and a banking trust company or other financial institution, as trustee.

The payment of principal of, and any interest and premium on, the debt securities we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the relevant indenture, or otherwise fully defeased by us or by The Goldman Sachs Group, Inc. The guarantee of senior debt securities of GS Finance Corp. will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc., whereas the guarantee of subordinated debt securities of GS Finance Corp. will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc.

Warrants

We may offer warrants whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including the common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount in cash, or the manner of determining the amount in cash, to be paid by you or us upon exercise; and any other specific terms. Unless otherwise specified in the pricing supplement, the warrants will be issued under a warrant indenture to be entered into among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution, as trustee.

The payment on the warrants we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire payment, if any, on the warrants has been paid in full or discharged in accordance with the provisions of the warrant indenture.

Units

We may offer units, comprised of one or more debt securities or warrants described in this prospectus or of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

The payment of principal of, any interest, premium, dividends, liquidation preference, sinking fund payment or any other applicable payment on our own securities included in the units we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire applicable payment, if any, on our own securities included in the units has been paid in full or discharged in accordance with the provisions of the related indenture, warrant indenture or guarantee agreement or otherwise fully defeased by us or by The Goldman Sachs Group, Inc., if applicable.

References to our securities include our units, even though our units may include securities of The Goldman Sachs Group, Inc.

Form of Securities

The securities will be issued in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. The securities will be issued only in registered form, without coupons, although securities may be issued in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

We will lend the net proceeds from sales of the securities to The Goldman Sachs Group, Inc. and/or its subsidiaries. Goldman Sachs expects to use the proceeds from such loans to provide additional funds for its operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, Goldman, Sachs & Co., for offers and sales in the United States, and Goldman Sachs International and Goldman Sachs Structured Products (Asia) Limited, for offers and sales outside the United States.

USE OF PROCEEDS

We will lend the net proceeds from sales of the securities to The Goldman Sachs Group, Inc. and/or its subsidiaries. Goldman Sachs expects to use the proceeds from such loans to provide additional funds for its operations and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The prospectus supplement for any series or tranche of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. The senior debt indenture does not, and the subordinated debt indenture will not, limit our ability to incur additional senior indebtedness.

When we refer to “debt securities” in this prospectus, we mean both our senior debt securities and our subordinated debt securities, unless the context otherwise requires.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. The senior debt indenture is a contract among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York, which will initially act as trustee. At a later date, we may enter into a subordinated debt indenture among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution, as trustee. We will file the subordinated debt indenture with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the subordinated debt indenture when it is filed. The indentures will be substantially identical, except for the covenant of The Goldman Sachs Group, Inc. described below under ‘‘— Restriction on Liens”, which will be included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

The trustee under the senior debt indenture has, and under the subordinated debt indenture will have, two main roles:

•	First, the trustee can enforce your rights against us or The Goldman Sachs Group, Inc. if we or The Goldman Sachs Group, Inc. defaults. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series and Tranches of Debt Securities

We may issue as many distinct series of debt securities under either debt indenture as we wish. In addition, we may issue each series in one or more separate tranches, each comprising a portion (or, if there is only one tranche, all) of the debt securities of that series. We will determine whether a series is to be issued in multiple tranches at the time the series is created and, if it is, we will determine which debt securities will be in each tranche at the time the tranche is issued. This section summarizes terms of the securities that apply generally to all series and tranches of a series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued tranche of debt securities and issue additional debt securities of that tranche. We describe most of the financial and other specific terms of your series or tranche, whether it be a series or tranche of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series or tranche of debt securities, we mean, respectively, a series or a tranche of a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

Neither debt indenture limits the aggregate amount of debt securities that we may issue or the number of series or tranches in a series or the aggregate amount of any particular series or tranche. We may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except for The Goldman Sachs Group, Inc. as described below under “ — Restriction on Liens”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us, The Goldman Sachs Group, Inc. or any of our other affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the senior debt indenture, and will file a copy of the subordinated debt indenture, with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain copies of such indentures.

This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

The debt indentures and the debt securities will be governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Goldman, Sachs & Co. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

Each debt security will be issued in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the provisions described below under “Considerations Relating to Securities Issued in Bearer Form” would apply to that security. As we note in that section, some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

Types of Debt Securities

We may issue any of the three types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of The Goldman Sachs Group, Inc.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

Any indexed securities that we issue will be cash settled only.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be Goldman, Sachs & Co. or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series or tranche;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be paid;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 or integral multiples of $1,000 in excess thereof;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable;

•	any terms of guarantee of your debt security by The Goldman Sachs Group, Inc. that is different from or in addition to the description under “— Guarantee” below; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Market-Making Transactions.  If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Goldman, Sachs & Co. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we or The Goldman Sachs Group, Inc. will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices”.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We, The Goldman Sachs Group, Inc. or our other affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are, and The Goldman Sachs Group, Inc. is, generally permitted to merge or consolidate with another corporation or other entity. We are, and The Goldman Sachs Group, Inc. is, also permitted to sell our or its assets substantially as an entirety to another corporation or other entity. With regard to any series and tranches of debt securities, however, we or The Goldman Sachs Group, Inc. may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our or The Goldman Sachs Group, Inc.’s obligations under the debt securities of that series and tranches and the indenture with respect to that series and tranches. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series and tranches or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series and tranches or the related guarantees” means an event of default with respect to that series and tranches or the related guarantees or any event that would be an event of default with respect to that series and the tranches or the related guarantees if the requirements for giving us or The Goldman Sachs Group, Inc. default notice and for our or The Goldman Sachs Group, Inc.’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the debt securities of any series, neither we nor The Goldman Sachs Group, Inc. will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our or The Goldman Sachs Group, Inc.’s assets. Also, these conditions will apply only if we or The Goldman Sachs Group, Inc. wishes to merge or consolidate with another entity or sell our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety to another entity. Neither we nor The Goldman Sachs Group, Inc. will need to satisfy these conditions if we or The Goldman Sachs Group, Inc. enters into other types of transactions, including any transaction in which we or The Goldman Sachs Group, Inc. acquire the stock or assets of another entity, any transaction that involves a change of control of us or The Goldman Sachs Group, Inc. but in which we or The Goldman Sachs Group, Inc. does not merge or consolidate and any transaction in which we or The Goldman Sachs Group, Inc. sells less than substantially all our or The Goldman Sachs Group, Inc.’s assets. While we are currently a wholly owned subsidiary of The Goldman Sachs Group, Inc., there is no requirement that we remain a subsidiary.

Also, if we or The Goldman Sachs Group, Inc. merges, consolidates or sells our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor The Goldman Sachs Group, Inc. nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us and The Goldman Sachs Group, Inc. from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities that have been issued and will be issued under the senior debt indenture and all warrants that will be issued under the warrant indenture.

The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us or The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series or tranches of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness of us or The Goldman Sachs Group, Inc., has been paid in full, no payment or other distribution by us or The Goldman Sachs Group, Inc., as the case may be, may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or The Goldman Sachs Group, Inc., or our or its assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness of us or The Goldman Sachs Group, Inc., beyond any applicable grace period or (b) in the event that any event of default with respect to any such senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any of our subordinated debt securities or that of The Goldman Sachs Group, Inc., has been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us or The Goldman Sachs Group, Inc., from making any payment when due on the subordinated debt securities of any series or tranche or related guarantee, we or The Goldman Sachs Group, Inc., as the case may be, will be in default on our or its obligations under that series or tranche if we or The Goldman Sachs Group, Inc. do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series or tranche can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us or The Goldman Sachs Group, Inc. and any holder of subordinated debt securities to comply with the subordination provisions.

Restriction on Liens

In the senior debt indenture, The Goldman Sachs Group, Inc. promise, with respect to each series and tranche of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that The Goldman Sachs Group, Inc. or any of its subsidiaries own in Goldman, Sachs &

Co., or in any subsidiary of The Goldman Sachs Group, Inc. that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless The Goldman Sachs Group, Inc. also secures the senior debt securities of that series or tranche on an equal or priority basis with the other secured debt. The promise of The Goldman Sachs Group, Inc., however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series or tranche if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

The subordinated debt indenture does not include the promise described in the preceding paragraph.

Except as noted above, neither indenture restricts The Goldman Sachs Group, Inc.’s ability to put liens on its interests in its subsidiaries other than Goldman, Sachs & Co., nor do the indentures restrict The Goldman Sachs Group, Inc.’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the senior debt indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens The Goldman Sachs Group, Inc. creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security and guarantee endorsed thereon. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we and The Goldman Sachs Group, Inc. can legally release ourselves from all payment and other obligations on any debt securities and guarantees endorsed on such debt securities. This is called full defeasance. For us and The Goldman Sachs Group, Inc. to do so, each of the following must occur:

•	We or The Goldman Sachs Group, Inc. must deposit in trust for the benefit of all holders of those debt securities (and guarantees endorsed on such debt securities) a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us or The Goldman Sachs Group, Inc. make the above deposit without causing the holders to be taxed on those debt securities any differently than if we or The Goldman Sachs Group, Inc. did not make the deposit and just repaid those debt securities ourselves or itself. Under current federal tax law, the deposit and our and The Goldman Sachs Group, Inc.’s legal release from your debt security and guarantees on such debt security would be treated as though we and The Goldman Sachs Group, Inc. took back your debt security and guarantee on such debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security and guarantee on such debt security;

•	We or The Goldman Sachs Group, Inc. must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	In the case of the subordinated debt securities, the following requirements must also be met:

—	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us or The Goldman Sachs Group, Inc. from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

—	We or The Goldman Sachs Group, Inc. must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we or The Goldman Sachs Group, Inc. ever fully defeased your debt security and guarantee on such debt security, you would have to rely solely on the trust deposit for payments on your debt security and guarantee on such debt security. You would not be able to look to us or the Goldman Sachs Group, Inc. for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens (in case of The Goldman Sachs Group, Inc.) described under “— Restriction on Liens” above and any other restrictive covenants relating to your debt security and guarantee on such debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities and guaranteed endorsed on such debt securities, we or The Goldman Sachs Group, Inc. must do both of the following:

•	We or The Goldman Sachs Group, Inc. must deposit in trust for the benefit of the holders of those debt securities (and guarantees endorsed on such debt securities) a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•	We or The Goldman Sachs Group, Inc. must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we or The Goldman Sachs Group, Inc. did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

If we or The Goldman Sachs Group, Inc. accomplish covenant defeasance with regard to your debt security and the guarantee on such debt security, the following provisions of the applicable indenture and your debt security and guarantee on such debt security would no longer apply:

•	If your debt security is a senior debt security, the promise by The Goldman Sachs Group, Inc. not to create liens on its voting or profit participating equity ownership interests in Goldman, Sachs & Co. described above under “— Restriction on Liens”;

•	Any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “— Default, Remedies and Waiver of Default — Events of Default”.

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we or The Goldman Sachs Group, Inc. accomplish covenant defeasance on your debt security and guarantee on such debt security, you can still look to us or The Goldman Sachs Group, Inc. for repayment of your debt security or guarantee on such debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our or The Goldman Sachs Group, Inc.’s bankruptcy and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your tranche of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any tranche of debt securities, we mean any of the following:

•	We or The Goldman Sachs Group, Inc. does not pay the principal or any premium on any debt security of that tranche on the due date;

•	We or The Goldman Sachs Group, Inc. does not pay interest on any debt security of that tranche within 30 days after the due date;

•	We or The Goldman Sachs Group, Inc. does not deposit a sinking fund payment with regard to any debt security of that tranche on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	The Goldman Sachs Group, Inc. remains in breach of its covenant described above under “— Restriction on Liens”, in the case of any tranche of senior debt securities, or we remain in breach of any other covenant we make in the indenture for the benefit of the relevant tranche, for 60 days after we and The Goldman Sachs Group, Inc., receive a notice of default stating that we or The Goldman Sachs Group, Inc. is in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant tranche of debt securities then outstanding;

•	We or The Goldman Sachs Group, Inc. files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us or The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we or The Goldman Sachs Group, Inc., merges, consolidates or sells our or its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	Except as provided by the relevant indenture, the debt security of that tranche and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or The Goldman Sachs Group, Inc. denies its obligations as the guarantor; or

•	If the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”.

If an event of default has occurred with respect to any tranche of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that tranche then outstanding may declare the entire principal amount of the debt securities of that tranche to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us or The Goldman Sachs Group, Inc., the entire principal amount of the debt securities of that tranche will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected tranche of debt securities. If the maturity of any tranche is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that tranche may cancel the acceleration for the entire tranche.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that tranche.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of your tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of your tranche must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your tranche.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any tranche may waive a default for all debt securities of that tranche. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We and The Goldman Sachs Group, Inc. Will Give the Trustee Information About Defaults Annually

We and The Goldman Sachs Group, Inc. will furnish to each trustee every year a written statement, respectively, of two of our or its officers certifying that to their knowledge we or The Goldman Sachs Group, Inc., as the case may be, is in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Debt Indentures and Waiver of Covenants

There are four types of changes we and The Goldman Sachs Group, Inc. can make to either debt indenture and the debt securities of any series or tranche and related guarantees issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any one or more affected tranches, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series or tranches, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities of an affected series or tranche. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series or tranche in any material respect. Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We and The Goldman Sachs Group, Inc. may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of the unaffected debt security; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

Neither we nor The Goldman Sachs Group, Inc. may amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of the then outstanding senior indebtedness of us and The Goldman Sachs Group, Inc. who would be adversely affected. In addition, neither we nor The Goldman Sachs Group, Inc. may modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more tranches then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected tranches then outstanding, voting together as one class (and also of any affected tranche that by its terms is entitled to vote separately as a tranche, as described below).

Changes Requiring Majority Approval

Any other change to a particular debt indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular tranche, it must be approved by the holders of a majority in principal amount of the debt securities of that tranche.

•	If the change affects the debt securities of more than one tranche of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all tranches affected by the change, with the debt securities of all the affected tranches voting together as one class for this purpose (and of any affected tranche that by its terms is entitled to vote separately as a tranche, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we and The Goldman Sachs Group, Inc. make about merging and, with respect to The Goldman Sachs Group, Inc., putting liens on our interests in Goldman, Sachs & Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”, and which, in the latter case, are only for the benefit of the holders of The Goldman Sachs Group, Inc.’s senior debt securities. If the holders approve a waiver of a covenant, neither we nor The Goldman Sachs Group, Inc. will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that neither we nor The Goldman Sachs Group, Inc. can change without the approval of the holder of that debt security as described above in ‘‘— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we and The Goldman Sachs Group, Inc. seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series or tranche will be eligible to participate in any action by holders of debt securities of that series or tranche. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.

Special Tranche Voting Rights

We may issue tranches of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected tranches, voting together as a single class. Any such tranche would be entitled to vote together with all other affected tranches, voting together as one class, and would also be entitled to vote separately, as one tranche only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant tranche. For tranches of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For tranches that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any tranches having special rights. We may issue tranches having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding tranches.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We and The Goldman Sachs Group, Inc. will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we, The Goldman Sachs Group, Inc. or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We, The Goldman Sachs Group, Inc. or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 or integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different tranche or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing debt securities and will do the same with respect to subordinated debt securities as well. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any tranche are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we or The Goldman Sachs Group, Inc. will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest”. If interest is due at maturity but on a day that is not an interest payment date, we or The Goldman Sachs Group, Inc. will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we or The Goldman Sachs Group, Inc. will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the fifth business day prior to the payment date.

Business Day.  The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European

Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in U.S. Dollars

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.  We or The Goldman Sachs Group, Inc. will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we or The Goldman Sachs Group, Inc. will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

Payments on Non-Global Debt Securities.  We or The Goldman Sachs Group, Inc. will make payments on a debt security in non-global, registered form as follows. We or The Goldman Sachs Group, Inc. will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We or The Goldman Sachs Group, Inc. will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we or The Goldman Sachs Group, Inc. will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in Other Currencies

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.  We or The Goldman Sachs Group, Inc. will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or

Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Debt Securities.  Except as described in the last paragraph under this heading, we or The Goldman Sachs Group, Inc. will make payments on debt securities in non-global form in the applicable specified currency. We or The Goldman Sachs Group, Inc. will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us or The Goldman Sachs Group, Inc. and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we or The Goldman Sachs Group, Inc. will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we or The Goldman Sachs Group, Inc. will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we or The Goldman Sachs Group, Inc. is obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or The Goldman Sachs Group, Inc. due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we or The Goldman Sachs Group, Inc. will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we or The Goldman Sachs Group, Inc. will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest”.

Paying Agent

We may appoint one or more financial institutions to act as our or The Goldman Sachs Group, Inc.’s paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us or The Goldman Sachs Group, Inc. for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, the debt securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security, the relevant indenture and the prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the relevant indenture, or otherwise fully defeased by The Goldman Sachs Group, Inc.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on our debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

Guarantee of Debt Securities of GS Finance Corp. Issued under the Senior Debt Indenture

The guarantee by The Goldman Sachs Group, Inc. of our debt securities issued under the senior debt indenture will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc.

Guarantee of Debt Securities of GS Finance Corp. Issued under the Subordinated Debt Indenture

The guarantee by The Goldman Sachs Group, Inc. of our debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc. No payment of the principal of, or interest or premium on, such subordinated debt securities may be made by The Goldman Sachs Group, Inc. under the terms of the subordinated guarantee provision to be included in the subordinated debt indenture until all holders of senior indebtedness of The Goldman Sachs Group, Inc. have been paid, if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of The Goldman Sachs Group, Inc.;

•	any senior indebtedness of The Goldman Sachs Group, Inc. is not paid when due (after the expiration of any applicable grace period, if any) and that default continues without cure or waiver; or

•	any other default has occurred and continues without cure or waiver (after the expiration of any applicable grace period, if any) pursuant to which the holders of senior indebtedness of The Goldman Sachs Group, Inc. are permitted to accelerate the maturity of such senior indebtedness.

Upon any distribution of our or The Goldman Sachs Group, Inc.’s assets to our or its creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all of its senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment from such distribution.

The subordinated debt indenture will not limit the aggregate amount of senior indebtedness that may be issued.

Pursuant to the subordination provisions of the subordinated debt indenture, any payment, which would otherwise (but for the subordination provisions) be payable in respect of the subordinated debt securities by us. or The Goldman Sachs Group, Inc., will instead be paid directly to the holders of such senior indebtedness of us or The Goldman Sachs Group, Inc. (or our or its representative or trustee), as the case may be, in accordance with the priorities then existing among such holders until all such senior indebtedness has been paid in full before any payment or distribution is made to the holders of the subordinated debt securities. In the event that, notwithstanding such subordination provisions, any payment of any kind or character is made on the subordinated debt securities by us or The Goldman Sachs Group, Inc. before all such senior indebtedness is paid in full, the Trustee or the holders of the subordinated debt securities receiving such payment will be required to pay over such payment or distribution to the holders of such senior indebtedness.

The subordinated debt indenture will provide that senior indebtedness will not be deemed to have been paid in full unless the holders thereof, as applicable, shall have received cash (or securities or other property satisfactory to such holders) in full payment of such senior indebtedness then outstanding. Upon the payment in full of all such senior indebtedness, the holders of the subordinated debt securities shall be subrogated to all the rights of any holders of such senior indebtedness to receive any further payments of us or The Goldman Sachs Group, Inc., applicable to such senior indebtedness until the subordinated debt securities shall have been paid in full, and such payments received by the holders of the subordinated debt securities, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such senior indebtedness, shall, as between us or The Goldman Sachs Group, Inc., and its creditors other than the holders of senior indebtedness, on the one hand, and the holders of the subordinated debt securities on the other, be deemed to be a payment on account of such senior indebtedness, and not on account of the subordinated debt securities or the subordinated guarantee provision in the subordinated debt indenture.

The subordinated debt indenture provides that no present or future holder of any senior indebtedness of us or The Goldman Sachs Group, Inc., will be prejudiced in the right to enforce subordination of the indebtedness under the subordinated debt indenture by any act or failure to act on the part of us or The Goldman Sachs Group, Inc.

Our Relationship With the Trustee

The Bank of New York has provided commercial banking and other services for The Goldman Sachs Group, Inc. and its affiliates in the past and may do so in the future. Among other things, The Bank of New York provides The Goldman Sachs Group, Inc. with a line of credit, holds debt securities issued by The Goldman Sachs Group, Inc. and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York is initially serving as the trustee for our senior debt securities under the senior debt indenture. We and the Goldman Sachs Group, Inc. may enter into a subordinated debt indenture and a warrant indenture with The Bank of New York, as trustee, under which our subordinated debt securities and warrants may be issued. Consequently, if the Bank of New York serves as trustee for all those securities and if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The Warrant Indenture

We may issue universal warrants under a warrant indenture to be entered into at a later date among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution, as trustee. We will file the warrant indenture with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the warrant indenture when it is filed. Warrants of this kind will not be secured by any of our property or assets or property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning warrants issued under the warrant indenture, you hold our unsecured obligations.

The warrants issued under the warrant indenture, and the guarantee endorsed thereon, will be our or The Goldman Sachs Group, Inc.’s contractual obligations and will rank equally with all of our or The Goldman Sachs Group, Inc.’s other unsecured contractual obligations and unsecured and unsubordinated debt. The indenture will not limit our ability to incur additional contractual obligations or debt.

The trustee under the warrant indenture will have two main roles:

•	First, the trustee can enforce your rights against us or The Goldman Sachs Group, Inc. if we or The Goldman Sachs Group, Inc. defaults. There will be some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

We May Issue Many Series and Tranches of Warrants

We may issue warrants that are universal warrants settled in cash. We may offer warrants together with our other warrants or debt securities or debt or equity securities of The Goldman Sachs Group, Inc. in the form of units, as summarized below in “Description of Units We May Offer”.

We may issue warrants in such amounts or in as many distinct series as we wish. In addition, we may issue each series in one or more separate tranches, each comprising a portion (or, if there is only one tranche, all) of the warrants of that series. We will determine whether a series is to be issued in multiple tranches at the time the series is created and, if it is, we will determine which warrants will be in each tranche at the time the tranche is issued. Unless otherwise indicated in your prospectus supplement, each series or tranche of warrants will be issued under a warrant indenture. This section summarizes terms of the warrant indenture and terms of the warrants that apply generally to the warrants. We describe most of the financial and other specific terms of your warrant in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series or tranche of warrants, we mean all warrants issued as part of the same series or the same tranche in a series, under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase.

Universal Warrants

We may issue warrants, on terms to be determined at the time of sale whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock or other securities described in this prospectus, the common or preferred stock or other Securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant”. We refer to each property described above as a “warrant property”.

We may satisfy our obligations, if any, and the holder of universal warrants may satisfy its obligations, if any, with respect to any universal warrants by paying the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe the amount in cash we may pay to satisfy our obligations, if any, and the amount in cash the holder of universal warrants may pay to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

Your prospectus supplement may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the issue price of, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture under which the warrants will be issued;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of warrants included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identities of the trustee, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise;

•	the amount in cash or the method of determining the amount in cash payable upon exercise of each universal warrant; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date. Warrants issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

No holder of the warrants will have any rights of a holder of the warrant property relating to the warrants.

An investment in warrants may involve special risks, including risks associated with indexed securities and currency-related risks if the warrants or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series and Tranches of Warrants Under the Warrant Indenture

We may issue as many distinct series and tranches of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series and tranches in a series. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previously issued tranche of warrants and issue additional warrants of that tranche.

Amounts That We May Issue

The warrant indenture will not limit the aggregate number of warrants that we may issue or the number of series or tranches or the aggregate amount of any particular series or tranche. We may issue warrants and other securities at any time without your consent and without notifying you.

The warrant indenture and the warrants will not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us except for The Goldman Sachs Group, Inc. as described below under “— Restriction on Liens”.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any amount in cash with respect to that warrant becomes payable upon exercise or redemption of that warrant in accordance with its terms.

This Section Is Only a Summary

The warrant indenture and its associated documents, including your warrant will contain the full legal text of the matters described in this section and your prospectus supplement. We will file a copy of the warrant indenture with the SEC as an exhibit to our registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the warrant indenture when it is filed.

This section and your prospectus supplement summarize all the material terms of the warrant indenture and your warrant. They do not, however, describe every aspect of the warrant indenture and your warrant. For example, in this section and your prospectus supplement, we use terms that will be given special meaning in the warrant indenture, but we describe the meaning for only the more important of those terms.

Governing Law

The warrant indenture and the warrants will be governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “— Payment Mechanics for Warrants”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.

Mergers and Similar Transactions

We are, and The Goldman Sachs Group, Inc. is, generally permitted to merge or consolidate with another corporation or other entity. We are, and The Goldman Sachs Group, Inc. is, also permitted to sell our or its assets substantially as an entirety to another corporation or other entity. With regard to any warrant, however, we or The Goldman Sachs Group, Inc. may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our or The Goldman Sachs Group, Inc.’s obligations under that warrant and the warrant indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the warrant or the related guarantee has occurred and is continuing. For this purpose, “default under the warrant or the related guarantee” means an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant or the related guarantee if the requirements for giving us or The Goldman Sachs Group, Inc. default notice and for our or The Goldman Sachs Group, Inc.’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to any warrant, neither we nor The Goldman Sachs Group, Inc. will need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our or The Goldman Sachs Group, Inc.’s assets. Also, these conditions will apply only if we or The Goldman Sachs Group, Inc. wishes to merge or consolidate with another entity or sell our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety to another entity. Neither we nor The Goldman Sachs Group, Inc. will need to satisfy these conditions if we or The Goldman Sachs Group, Inc. enters into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us or The Goldman Sachs Group, Inc. but in which we or The Goldman Sachs Group, Inc. does not merge or consolidate and any transaction in which we or The Goldman Sachs Group, Inc. sells less than substantially all our or The Goldman Sachs Group, Inc.’s assets. While we are currently a wholly owned subsidiary of The Goldman Sachs Group, Inc., there is no requirement that we remain a subsidiary.

Also, if we or The Goldman Sachs Group, Inc. merges, consolidates or sells our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor The Goldman Sachs Group, Inc. nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Restriction on Liens

In the warrant indenture, The Goldman Sachs Group, Inc. will promise, with respect to each series and tranche of warrants, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that, The Goldman Sachs Group, Inc. or any of its subsidiaries own in Goldman, Sachs & Co., or in any subsidiary of The Goldman Sachs Group, Inc. that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless The Goldman Sachs Group, Inc. also secures the warrants of that series or tranche on an equal or priority basis with the other secured debt. The promise of The Goldman Sachs Group, Inc., however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the warrants of any series or tranche if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests as of the date of the determination.

Except as noted above, the warrant indenture will not restrict The Goldman Sachs Group, Inc.’s ability to put liens on its interests in its subsidiaries other than Goldman, Sachs & Co., nor does the warrant indenture restrict The Goldman Sachs Group, Inc.’s ability to sell or otherwise dispose of its interests in any of The Goldman Sachs Group, Inc.’s subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the warrant indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens The Goldman Sachs Group, Inc. creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	Except as otherwise provided in terms of the warrants, we or The Goldman Sachs Group, Inc. does not pay any amount in cash with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•	The Goldman Sachs Group, Inc. remains in breach of its covenant described above under “— Restriction on Liens”, or we remain in breach of any other covenant we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we and The Goldman Sachs Group, Inc. receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant tranche of warrants;

•	We or The Goldman Sachs Group, Inc. files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us or The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we or The Goldman Sachs Group, Inc., merges, consolidates or sells our or its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	Except as provided by the warrant indenture, the warrants and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or The Goldman Sachs Group, Inc. denies its obligations as the guarantor; or

•	If the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

Except as otherwise provided in the terms of the warrants, if we or The Goldman Sachs Group, Inc. do not pay any amount in cash when due with respect to a particular warrant of a tranche, as described in the first bullet point above, that failure to make a payment will not constitute an event of default with respect to any other warrant of the same tranche or any other series or tranche.

Remedies If an Event of Default Occurs

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee will not be required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that tranche.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in number of the warrants of your tranche must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your tranche.

You will be entitled at any time to bring a lawsuit for the payment of any amount in cash due on your warrant on or after its payment or settlement date.

Waiver of Default

The holders of not less than a majority in number of the warrants of any tranche may waive a default for all warrants of that tranche. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any amount in cash due on any warrant, however, without the approval of the particular holder of that warrant.

We and The Goldman Sachs Group, Inc. Will Give the Trustee Information About Defaults Annually

We and The Goldman Sachs Group, Inc. will furnish to the trustee every year a written statement, respectively, of two of our or its officers certifying that to their knowledge we or The Goldman Sachs Group, Inc., as the case may be, is in compliance with the warrant indenture and the warrants issued under it, or else specifying any default under the warrant indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Warrant Indenture and Waiver of Covenants

There are three types of changes we and The Goldman Sachs Group, Inc. can make to the warrant indenture, the warrants and related guarantees of any series and tranches issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of the warrants affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrants;

•	change the terms of any warrants with respect to the payment or settlement date of the warrants;

•	reduce the amount in cash payable upon the exercise of the warrants or any premium payable upon redemption of the warrants;

•	change the currency of any payment on the warrants;

•	change the place of payment on the warrants;

•	permit redemption of the warrants if not previously permitted;

•	impair a holder’s right to exercise its warrants, or sue for payment of any amount in cash payable with respect to its warrants on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series or tranches, taken separately or together, as applicable, the approval of whose holders is needed to change the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected tranches, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the warrant indenture or to waive defaults; and

•	change the provisions of the warrant indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the warrants of an affected series or tranche. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series or tranche in any material respect. Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We and The Goldman Sachs Group, Inc. may also make changes or obtain waivers that do not adversely affect particular warrants, even if they affect other warrants. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of those warrants; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval

Any other change to the warrant indenture and the warrants issued under the warrant indenture would require the following approval:

•	If the change affects only the warrants of a particular tranche, it must be approved by the holders of a majority in number of the warrants of that tranche.

•	If the change affects the warrants of more than one tranche issued under the warrant indenture, it must be approved by the holders of a majority in number of all tranches affected by the change, with the warrants of all the affected tranches voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the warrant indenture. Our covenants include the promises we and The Goldman Sachs Group, Inc. make about merging and, with respect to The Goldman Sachs Group, Inc., putting liens on its interests in Goldman, Sachs & Co., which we describe above under ‘‘— Mergers and Similar Transactions” and “— Restriction on Liens”. If the holders approve a waiver of a covenant, neither we nor The Goldman Sachs Group, Inc. will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the warrant indenture as it affects that warrant, that neither we nor The Goldman Sachs Group, Inc. can change without the approval of the holder of that warrant as described above in ‘‘— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we and The Goldman Sachs Group, Inc. seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible

Only holders of outstanding warrants of the applicable series or tranche will be eligible to participate in any action by holders of warrants of that series or tranche. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, the warrants will not be “outstanding”:

•	if they have been surrendered for cancellation;

•	if they have been called for redemption;

•	if we have deposited or set aside, in trust for its holder, an amount in cash for their payment or settlement; or

•	if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.

Determining Record Dates for Action by Holders

We or The Goldman Sachs Group, Inc. will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we, The Goldman Sachs Group, Inc. or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We, The Goldman Sachs Group, Inc. or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrants will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrants, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we or The Goldman Sachs Group, Inc. pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “— Notices”.

We, The Goldman Sachs Group, Inc. or our or its affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.

Form, Exchange and Transfer of Warrants

Each warrant will be issued in global — i.e., book-entry — form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

If the warrants are issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the warrants as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may, without your approval, appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrants selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrants being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may, without your approval, appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same tranche and kind.

Payment Mechanics for Warrants

Who Receives Payment?

If money is due on the warrants at their payment or settlement date, we or The Goldman Sachs Group, Inc. will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in U.S. Dollars

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

•	Payments on Global Warrants. We or The Goldman Sachs Group, Inc. will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we or The Goldman Sachs Group, Inc. will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

•	Payments on Non-Global Warrants. We or The Goldman Sachs Group, Inc. will make payments on the warrants in non-global, registered form as follows. We or The Goldman Sachs Group, Inc. will make all payments by check at the paying agent described below, against surrender of the warrants. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we or The Goldman Sachs Group, Inc. will pay any amount that becomes due on the warrants by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in Other Currencies

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants.  We or The Goldman Sachs Group, Inc. will make payments on a global warrant in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Warrants.  Except as described in the last paragraph under this heading, we or The Goldman Sachs Group, Inc. will make payments on warrants in non-global form in the applicable specified currency. We or The Goldman Sachs Group, Inc. will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us or The Goldman Sachs Group, Inc. and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrants are surrendered to the paying agent.

If a holder fails to give instructions as described above, we or The Goldman Sachs Group, Inc. will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on warrants in non-global form may be due in a specified currency other than U.S. dollars, we or The Goldman Sachs Group, Inc. will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we or The Goldman Sachs Group, Inc. is obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or The Goldman Sachs Group, Inc. due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we or The Goldman Sachs Group, Inc. will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture.

Exchange Rate Agent.  If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a warrant on a day that is not a business day, we or The Goldman Sachs Group, Inc. will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the warrant indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the warrant indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Paying Agent

We may appoint one or more financial institutions to act as our or The Goldman Sachs Group, Inc.’s paying agents, at whose designated offices warrants in non-global entry form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all amounts in cash paid by us to a paying agent that remain unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us or The Goldman Sachs Group, Inc. After that two-year period, the holder may look only to us or The Goldman Sachs Group, Inc. for payment of any amount in cash, and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment on the warrants, when due and payable, upon the exercise of your warrants, call for redemption or otherwise, in accordance with the terms of the warrant, the warrant indenture and the prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire payment, if any, on the warrant has been paid in full or discharged in accordance with the provisions of the warrant indenture.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on the warrants will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

Our Relationship With the Trustee

The Bank of New York has provided commercial banking and other services for The Goldman Sachs Group, Inc. and its affiliates in the past and may do so in the future. Among other things, The Bank of New York provides The Goldman Sachs Group, Inc. with a line of credit, holds debt securities issued by The Goldman Sachs Group, Inc. and serves as trustee or agent with regard to other warrants and debt obligations of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York is initially serving as the trustee for our senior debt securities under the senior debt indenture. We and The Goldman Sachs Group, Inc. may enter into a subordinated debt indenture and a warrant indenture with The Bank of New York, as trustee, under which our subordinated debt securities and warrants may be issued. Consequently, if The Bank of New York serves as trustee for all of those securities and if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the warrant indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount in cash payable with respect to the warrants will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to the warrants will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to the warrants will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

We may issue units comprised of one or more debt securities or warrants described in this prospectus or of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to the securities included in each unit, to the extent relevant. If a unit includes securities of The Goldman Sachs Group, Inc., such securities of The Goldman Sachs Group, Inc. will be described in a separate prospectus.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Our affiliates may resell units after their initial issuance in market-making transactions. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in the Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series and Tranches of Units

We may issue units in such amounts and in as many distinct series as we wish. In addition, we may issue each series in one or more separate tranches, each comprising a portion (or, if there is only one tranche, all) of the units of that series. We will determine whether a series is to be issued in multiple tranches at the time the series is created and, if it is, we will determine which units will be in each tranche at the time the tranche is issued. We may also “reopen” a previously issued tranche of units and issue additional units of that tranche. This section summarizes terms of the units that apply generally to all series and tranches of a series. We describe most of the financial and other specific terms of your series or tranche in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your units as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your units.

When we refer to a series or tranche of units, we mean all units issued as part of the same series or the same tranche under a series, under the applicable unit agreement. We will identify the series and tranche of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase.

Unit Agreements

The units will be issued under one or more unit agreements to be entered into among us, The Goldman Sachs Group, Inc., as guarantor, and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent, and we may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement. In some cases, we may issue units under one of our indentures. Securities included in a unit will be governed by their respective governing documents.

We will file the unit agreement under which we issue your units with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of a unit agreement when it is filed.

General Provisions of a Unit Agreement

This following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the warrant indenture or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities and warrants or the prospectus relating to the relevant debt or equity securities of The Goldman Sachs Group, Inc.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modifications Without Consent of Holders

We, The Goldman Sachs Group, Inc. and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of the unaffected unit; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modifications With Consent of Holders

Neither we nor The Goldman Sachs Group, Inc. may amend any particular unit or a unit agreement with respect to any particular unit unless we and The Goldman Sachs Group, Inc. obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units of any series or tranche or the consent of whose holders is required to amend that series or tranche, or the applicable unit agreement with respect to that series or tranche, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular tranche issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that tranche.

•	If the change affects the units of more than one tranche issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all tranches affected by the change, with the units of all the affected tranche voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units; in such a case, if any of the component securities of the units are issued under a governing document qualified under the Trust Indenture Act, the holders will have the protections of the Trust Indenture Act with respect to such component securities as holders of such component securities.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our or its assets to, another corporation or other entity or to engage in any other transactions. If at any time we or The Goldman Sachs Group, Inc. merges or consolidates with, or sells our or its assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our or The Goldman Sachs Group, Inc.’s obligations under the unit agreements. We or The Goldman Sachs Group, Inc. will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on The Goldman Sachs Group, Inc.’s ability to put liens on its assets, including its interests in its subsidiaries other than Goldman, Sachs & Co., nor will they restrict our or The Goldman Sachs Group, Inc.’s ability to sell our or its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

Each unit will be issued in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, each unit will be issued in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form”.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer — Notices”.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment on our own securities included in the units, when due and payable, upon maturity, exercise, call for redemption or otherwise, as the case may be, in accordance with the terms of our securities included in the units, the relevant indenture and the prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire payment, if any, on our securities included in the unit has been paid in full or discharged in accordance with the provisions of the relevant indenture.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on our securities included in the units will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

GS FINANCE CORP.

Please note that in this section entitled “GS Finance Corp”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

General

GS Finance Corp. is a corporation formed under the Delaware General Corporation Law by filing a certificate of incorporation with the Secretary of State of the State of Delaware. GS Finance Corp. is a wholly owned subsidiary of The Goldman Sachs Group, Inc.

GS Finance Corp. was formed for the exclusive purpose of:

•	issuing its common stock to The Goldman Sachs Group, Inc.;

•	issuing its debt securities, warrants and units to the public;

•	lending the net proceeds from the offering of its securities to The Goldman Sachs Group, Inc. and/or its subsidiaries; and

•	engaging in any related or incidental activities.

The principal executive office of GS Finance Corp. is located at 85 Broad Street, New York, New York 10004.

Activities of GS Finance Corp.

GS Finance Corp.’s principal business objective is (i) to issue its debt securities, warrants and units to the public and (ii) to lend the net proceeds from the offering of its securities to The Goldman Sachs Group, Inc. and/or its subsidiaries.

As described in other sections of this prospectus, GS Finance Corp. will issue its securities pursuant to the senior debt indenture, a subordinated debt indenture, a warrant indenture or one or more unit agreements, as the case may be. GS Finance Corp.’s securities will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

On or about the date of this prospectus, The Goldman Sachs Group, Inc. and GS Finance Corp. will enter into an intercompany loan agreement, pursuant to which The Goldman Sachs Group, Inc. promises to borrow, and GS Finance Corp. to lend, the net proceeds from the offering of GS Finance Corp.’s securities. GS Finance Corp. will receive payment from The Goldman Sachs Group, Inc. pursuant to the terms of the intercompany loan agreement and will use the proceeds to satisfy its obligation to the holders of securities of GS Finance Corp.

Management of GS Finance Corp.

As of the date of this prospectus supplement, the board of directors of GS Finance Corp. consists of three members, Manda J. D’Agata, Steven M. Bunson and Wing Yee Veronica Foo. The directors will serve until their successors are duly elected and qualified. GS Finance Corp. will have at least two officers. The names and titles of the initial officers of GS Finance Corp. is set forth below:

Manda J. D’Agata	President
Kenneth L. Josselyn	General Counsel and Secretary
Wing Yee Veronica Foo	Treasurer
Julie M. Abraham	Associate General Counsel and Assistant Secretary
Matthew E. Tropp	Associate General Counsel and Assistant Secretary
Beverly O’Toole	Associate General Counsel and Assistant Secretary
Steven M. Bunson	Assistant Secretary
Russell Broome	Assistant Secretary
Rajashree Datta	Assistant Treasurer
Melody C. Go	Assistant Treasurer
Jason Gorer	Assistant Treasurer
Mokyoung R. Hyun	Assistant Treasurer
Michael E. Kurlander	Assistant Treasurer
Henry S. Webb	Assistant Treasurer
Scott L. Wertheimer	Assistant Treasurer

All of the officers of GS Finance Corp. are also officers or employees of The Goldman Sachs Group, Inc. or its affiliates.

Ownership of GS Finance Corp.

Out of 100 shares of authorized common stock of GS Finance Corp., one share is currently issued and outstanding. The Goldman Sachs Group, Inc. is the sole shareholder of all currently issued and outstanding stock of GS Finance Corp.

Guarantee by The Goldman Sachs Group, Inc.

The securities issued by GS Finance Corp. will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. as described in this prospectus. We expect that the guarantee of securities of GS Finance Corp. other than subordinated debt securities will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc., whereas the guarantee of subordinated debt securities of GS Finance Corp. will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc. The terms of the guarantee may be provided in more detail in the relevant prospectus supplement.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on the securities issued by GS Finance Corp. depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant and unit in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Each security will be issued in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, the obligations of The Goldman Sachs Group, Inc., as guarantor, as well as the obligations of the trustee under any indenture and the obligations, if any, of unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. Neither we nor The Goldman Sachs Group, Inc. has any obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we or The Goldman Sachs Group, Inc. make a payment or give a notice to the holder, neither we nor The Goldman Sachs Group, Inc. have any further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or The Goldman Sachs Group, Inc. wants to obtain the approval of the holders for any purpose — e.g., to amend the warrant indenture for a tranche of debt securities or warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we or The Goldman Sachs Group, Inc. would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights under the warrants;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

Each security will be issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each tranche of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. Neither we nor The Goldman Sachs Group, Inc. monitors or is responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any tranche of securities in book-entry form but we choose to give the beneficial owners of that tranche the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that tranche and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing debt securities, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, The Goldman Sachs Group, Inc., the trustee for any debt securities or warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Neither we nor The Goldman Sachs Group, Inc. has any control over those systems or their participants, and neither we nor The Goldman Sachs Group, Inc. take any responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, all securities of the same tranche and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•	the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “— Extensions for Further Issuances”; and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “— U.S. Tax Certificate Required”.

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

Neither we nor The Goldman Sachs Group, Inc. will pay interest or other amounts in cash in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or

Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “ — Limitations on Issuance of Bearer Securities”;

•	is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•	is a financial institution holding for purposes of resale during the “restricted period”, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment of any amount in cash in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under “— Limitations on Issuance of Bearer Debt Securities”.

Legal Ownership of Bearer Securities

Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We or The Goldman Sachs Group, Inc. will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, The Goldman Sachs Group, Inc., the trustee nor any agent will recognize any owner of indirect interests as a holder or legal owner. Nor will we, The Goldman Sachs Group, Inc., the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we, The Goldman Sachs Group, Inc. or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we, The Goldman Sachs Group, Inc. or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We or The Goldman Sachs Group, Inc. may make payments, in respect of bearer securities in global form in any manner acceptable to us or The Goldman Sachs Group, Inc. and the depositary.

Notices

If we are required to give notice to the holders of bearer securities, we will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and we expect that newspaper to be the d’Wort. If publication in Luxembourg is impractical, the publication will be made elsewhere in Western Europe. A notice of this kind will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this subsection entitled “— Limitations on Issuance of Bearer Debt Securities”, the term “bearer debt securities” includes bearer debt securities that are part of units. As used in this section entitled “Considerations Relating to Securities Issued in Bearer Form”, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“United States” means the United States of America, including the States and the District of Columbia, and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying property or index. Indexed securities may present a high level of risk, and investors in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value of an indexed warrant will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value of an indexed warrant. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” below for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected cash value of an indexed warrant may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by The Goldman Sachs Group, Inc. or its other affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the cash value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Goldman, Sachs & Co. and our other affiliates may have conflicts of interest with respect to some indexed securities. Goldman, Sachs & Co. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Goldman, Sachs & Co. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Goldman, Sachs & Co. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR
PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

If you intend to invest in a non-U.S. dollar security — e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

Our debt securities, warrants and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations Made by the Exchange Rate Agent

All determinations made by the Exchange Rate Agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by Goldman Sachs). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The Exchange Rate Agent will not have any liability for its determinations.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Indexed and Other Debt Securities”, of owning securities that contain, or that represent any subordinated debt security that contains, any material term not described in this prospectus or of owning warrants and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Indexed and Other Debt Securities”, which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Payments of Interest.  Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— United States Holders — Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount.

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities”.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “ — General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “ — General”, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “ — Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Taxation of Debt Securities — United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount.  You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General”; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium.  If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities.  Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the notes are disposed of or retired, except that in the case of notes traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars.  If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed and Other Debt Securities.  The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	you are not a controlled foreign corporation that is related to us through stock ownership;

3.	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

4.	in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person;

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

5.	in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under “Considerations Relating to Securities Issued in Bearer Form” and payments on the debt security are made in accordance with the procedures described above under that section; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Recently promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders.  In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders.  In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Taxation of Debt Securities — United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

1.	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person; or

2.	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us or The Goldman Sachs Group, Inc., as applicable, against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us, The Goldman Sachs Group, Inc. and our or its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Goldman, Sachs & Co. may offer the securities for sale in the United States and Goldman Sachs International and Goldman Sachs Structured Products (Asia) Limited may offer the securities for sale outside the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is our parent and the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority, or FINRA) imposes certain requirements when a FINRA member, such as Goldman, Sachs & Co., distributes an affiliated company’s securities. Goldman, Sachs & Co. has advised us and The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Neither Goldman, Sachs & Co. nor any other FINRA member is permitted to sell securities in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Market-Making Resales by Affiliates

This prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Goldman, Sachs & Co. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Goldman, Sachs & Co. may act as principal or agent, including as agent for the counterparty in a transaction in which Goldman, Sachs & Co. acts as principal, or as agent for both counterparties in a transaction in which Goldman, Sachs & Co. does not act as principal. Goldman, Sachs & Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Our other affiliates or other affiliates of The Goldman Sachs Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose. These affiliates may include, among others, Goldman Sachs International and Goldman Sachs Structured Products (Asia) Limited.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Goldman, Sachs & Co. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each tranche of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list any particular tranche of securities on a securities exchange or quotation system. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither Goldman, Sachs & Co. nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions for ERISA or Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption is available to the transaction. GS Finance Corp. and certain of its affiliates may each be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans and, accordingly, prohibited transactions may arise if the securities are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under an exemption in Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights relating thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither GS Finance Corp. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or as a result of any exercise by GS Finance Corp. or any of its affiliates of any rights in connection with the securities, and no advice provided by GS Finance Corp. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities. Additional restrictions or considerations may apply with respect to investment by a Plan or governmental plan in certain securities that may be offered hereunder; any such additional restrictions or considerations will be described in the applicable prospectus supplement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus, you should consult your legal counsel.

VALIDITY OF THE SECURITIES AND GUARANTEES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities, including the guarantees endorsed thereon, may be passed upon for us and The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New

York, New York and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of the common and preferred stock and debt securities of The Goldman Sachs Group, Inc. Sullivan & Cromwell LLP also performed services for us and The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus.

EXPERTS

The financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 24, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” for each of the five fiscal years in the period ended November 24, 2006 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 23, 2007 and for the three months ended February 24, 2006 incorporated by reference in this prospectus, the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three and six months ended May 25, 2007 and for the three and six months ended May 26, 2006 incorporated by reference in this prospectus, and the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three and nine months ended August 31, 2007 and for the three and nine months ended August 25, 2006 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated March 26, 2007, June 28, 2007 and October 5, 2007 incorporated by reference herein state that they did not audit and they do not express an opinion on the unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because the reports are not “reports” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 24, 2006, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

GS Finance Corp.

Debt Securities
Warrants
Units
fully and unconditionally
guaranteed as described herein by

The Goldman Sachs
Group, Inc.

Goldman, Sachs & Co.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and the NASD fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this registration statement:

Amount to
be paid
SEC registration fee	$6,590,585
NASD fees	75,500
Legal fees and expenses	100,000
Fees and expenses of qualification under state securities laws (including legal fees)	50,000
Accounting fees and expenses	750,000
Printing fees	1,500,000
Rating agency fees	2,000,000
Trustee’s fees and expenses	500,000
Miscellaneous	99,500

Total	$11,665,585

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to The Goldman Sachs Group, Inc. or GS Finance Corp. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of The Goldman Sachs Group, Inc.’s by-laws provides for indemnification by The Goldman Sachs Group, Inc. of any director or officer (as such term is defined in the by-laws) of The Goldman Sachs Group, Inc. who is or was a director of any of its subsidiaries, is or was a member of the Shareholders’ Committee acting pursuant to the Shareholders’ Agreement (as described in our Annual Report on Form 10-K for the fiscal year ended November 26, 2004 incorporated by reference in this registration statement) or, at the request of The Goldman Sachs Group, Inc., is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that The Goldman Sachs Group, Inc. shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Goldman Sachs Group, Inc. To the extent authorized from time to time by the board of directors of The Goldman Sachs Group, Inc., The Goldman Sachs Group, Inc. may provide to any one or more employees of The Goldman Sachs Group, Inc., one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in the by-laws of The Goldman Sachs Group, Inc. on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise. The by-laws do not limit the power of The Goldman Sachs Group, Inc. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Goldman Sachs Group, Inc. has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

The Goldman Sachs Group, Inc. has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of The Goldman Sachs Group, Inc., The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Goldman Sachs Group, Inc. has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or any committee thereof to take actions on behalf of The Goldman Sachs Group, Inc. or as an attorney-in-fact in connection with this registration statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to The Goldman Sachs Group, Inc.’s indemnification obligations under its by-laws.

In addition, Section 6.4 of GS Finance Corp.’s by-laws provides for indemnification by GS Finance Corp. of any director, officer or employee (as such term is defined in the by-laws) of GS Finance Corp. or, at the request of GS Finance Corp. Inc., is or was serving as a director, officer or employee of any other enterprise, to the fullest extent permitted by law. The by-laws also provide that GS Finance Corp. shall promptly pay or reimburse expenses to a director, officer or employee upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it is ultimately determined that the director, officer or employee is not entitled to be indemnified by GS Finance Corp. The by-laws do not limit the power of GS Finance Corp. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Both The Goldman Sachs Group, Inc.’s amended and restated certificate of incorporation and GS Finance Corp.’s certificate of incorporation provide for such limitation of liability.

Policies of insurance are maintained by The Goldman Sachs Group, Inc. under which its directors and officers and those of GS Finance Corp. are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.  Exhibits.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Distribution Agreement for Medium-Term Notes of The Goldman Sachs Group, Inc.	**
1.2	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc.	**
1.3	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**
1.4	Distribution Agreement for warrants of The Goldman Sachs Group, Inc., dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	**
1.5	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*
1.6	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*
1.7	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.
1.8	Form of Underwriting Agreement for capital securities.	*
1.9	Underwriting Agreement for 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, dated May 8, 2007, among Goldman Sachs Capital II, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 14, 2007 and filed on May 18, 2007.
1.10	Underwriting Agreement for Floating Rate Normal Automatic Preferred Enhanced Capital Securities, dated May 8, 2007, among Goldman Sachs Capital II, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	Exhibit 1.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 14, 2007 and filed on May 18, 2007.
1.11	Form of Distribution Agreement for Medium-Term Notes of GS Finance Corp.	***
1.12	Form of Underwriting Agreement for senior debt securities of GS Finance Corp.	*
1.13	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*
1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*
1.15	Form of Underwriting Agreement for units of GS Finance Corp.	*

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
2.1	Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on April 30, 1999.
2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10,1999.
2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10,1999.
2.4	Amendment and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.
2.5	Certificate of Incorporation of GS Finance Corp.	***
4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on March 16,1999.
4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investors Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.
4.3	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series A Preferred Stock.	Exhibit 3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on April 22, 2005.
4.4	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series B Preferred Stock.	Exhibit 3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on October 28, 2005.
4.5	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series C Preferred Stock.	Exhibit 4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on October 28, 2005.
4.6	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series D Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 23, 2006.
4.7	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.8	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.
4.9	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965), for the period ended February 27, 2004.
4.10	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.11	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.12	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.13	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.14	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.17	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.18	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.19	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.20	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.21	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.24	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.
4.25	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.26	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.
4.27	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	**
4.28	Form of senior debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.7).
4.29	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.8).
4.30	Form of Floating Rate Medium-Term Note.	Exhibit 4.3 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.31	Form of Fixed Rate Medium-Term Note.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.32	Form of Mandatory Exchangeable Note.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.33	Form of Exchangeable Note.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.
4.34	Specimen Master Medium-Term Note.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-36178), filed on May 3, 2000.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.35	Form of Debt Warrant Agreement for warrants sold attached to debt securities.	*
4.36	Form of Debt Warrant Agreement for warrants sold alone.	*
4.37	Form of Warrant Agreement for universal warrants.	*
4.38	Form of put warrant (included in Exhibit 4.35).
4.39	Form of call warrant (included in Exhibit 4.35).
4.40	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (file No. 001-14965), filed on October 28, 2005.
4.41	Form of Unit Agreement, including form of unit certificate.	*
4.42	Form of Unit Agreement Without Holders’ Obligation.	*
4.43	Form of Prepaid Purchase Contract.	*
4.44	Form of Non-Prepaid Purchase contract (Issuer Sale) (to be included in Exhibit 4.45).
4.45	Form of Non-Prepaid Purchase contract (Issuer Purchase) (to be included in Exhibit 4.45).
4.46	Form of Capital Security (included as Exhibit C to Exhibits 4.10, 4.11, 4.12, 4.13 and 4.14).
4.47	Form of floating rate senior debt security.	**
4.48	Form of fixed rate senior debt security.	**
4.49	Form of universal warrant.	**
4.50	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series E Perpetual Non-Cumulative Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.51	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series F Perpetual Non-Cumulative Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.52	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.53	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.54	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.55	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.56	Stock Purchase Contract Agreement for Goldman Sachs Capital II.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.57	Stock Purchase Contract Agreement for Goldman Sachs Capital III.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.58	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.59	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.60	Collateral Agreement for Goldman Sachs Capital II.	Exhibit 99.8 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.61	Collateral Agreement for Goldman Sachs Capital III.	Exhibit 99.8 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.
4.62	Form of 5.593% Junior Subordinated Note (included in Exhibit 4.60).
4.63	Form of Floating Rate Junior Subordinated Note (included in Exhibit 4.61).
4.64	Forms of Capital APEX Certificate (included as Exhibit B to Exhibits 4.62 and 4.63).
4.65	Forms of Common Securities Certificate (included as Exhibit C to Exhibits 4.62 and 4.63).
4.66	Forms of Normal APEX Certificate (included as Exhibit D to Exhibits 4.62 and 4.63).
4.67	Forms of Stripped APEX Certificate (included as Exhibit E to Exhibits 4.62 and 4.63).
4.68	Form of Exchange Traded Note.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.
4.69	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York, as trustee, with respect to senior debt securities of GS Finance Corp.	***
4.70	Form of Subordinated Debt Indenture of GS Finance Corp, including form of subordinated debt securities.	*
4.71	Form of Warrant Indenture of GS Finance Corp., including form of warrants.	*
4.72	Form of Unit Agreement of GS Finance Corp., including form of units.	*

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.73	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*
4.74	Form of senior debt securities of GS Finance Corp. (included in Exhibit 4.69).
4.75	Form of Floating Rate Medium-Term Note of GS Finance Corp.	***
4.76	Form of Fixed Rate Medium-Term Note of GS Finance Corp.	***
4.77	Form of Index-Linked Medium-Term Note of GS Finance Corp.	***
4.78	Specimen Master Medium-Term Note of GS Finance Corp.	***
4.79	Form of guarantee by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.69)
4.80	Form of guarantee by The Goldman Sachs Group, Inc. of subordinated debt securities of GS Finance Corp. (to be included in Exhibit 4.70)
4.81	Form of guarantee by The Goldman Sachs Group, Inc. of warrants of GS Finance Corp. (to be included in Exhibit 4.71)
5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II.	**
5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital III.	**
5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital IV.	**
5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital V.	**
5.5	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI.	**
5.6	Opinion of Sullivan & Cromwell LLP.	**
5.7	Opinion of Sullivan & Cromwell LLP relating to 5.000% Notes due 2011 and 5.350% Notes due 2016.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
5.8	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities.	**
5.9	Opinion of Sullivan & Cromwell LLP relating to Index-Linked Warrants expiring 2007 (Linked to the MSCI® Daily Total Return Gross Canada Local Index).	**
5.10	Opinion of Sullivan & Cromwell LLP relating to 6.450% Subordinated Notes due 2036.	**
5.11	Opinion of Sullivan & Cromwell LLP relating to depositary shares representing interests in the Series D Preferred Stock.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.
5.12	Opinion of Sullivan & Cromwell LLP relating to universal warrants.	**
5.13	Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	***
8.1	Tax Opinion of Sullivan & Cromwell LLP.	**
8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	***
12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarter ended August 31, 2007, dated October 9, 2007 and filed on October 10, 2007.
15.1	Letter re Unaudited Interim Financial Information.	**
23.1	Consent of PricewaterhouseCoopers LLP.	Exhibit 23.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 24, 2006, dated February 5, 2007 and filed on February 6, 2007.
23.2	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5 above).
23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.6, 5.7, 5.8, 5.9 and 8.1 above).
24.1	Power of Attorney.	**
24.2	Power of Attorney (included on signature page).
25.1	Statement of Eligibility of senior debt trustee.	**
25.2	Statement of Eligibility of subordinated debt trustee.	**
25.3	Statement of Eligibility of warrant trustee.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
25.4	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**
25.5	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**
25.6	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**
25.7	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**
25.8	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**
25.9	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**
25.10	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**
25.11	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**
25.12	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**
25.13	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**
25.14	Statement of Eligibility of senior debt trustee of GS Finance Corp.	***
25.15	Statement of Eligibility of subordinated debt trustee of GS Finance Corp.	*
25.16	Statement of Eligibility of warrant trustee of GS Finance Corp.	*

*	To be filed as an exhibit to a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of December, 2007.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ David A. Viniar
Name:   David A. Viniar

Title:	Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) has been signed by the following persons in the capacities indicated on the 3rd day of December, 2007.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	Lloyd C. Blankfein*

Lloyd C. Blankfein

Director, President and Co-Chief Operating Officer	/s/	Jon Winkelried*

Jon Winkelried

Director, President and Co-Chief Operating Officer	/s/	Gary D. Cohn*

Gary D. Cohn

Director	/s/	John H. Bryan*

John H. Bryan

Director	/s/	Claes Dahlbäck*

Claes Dahlbäck

Director	/s/	Stephen Friedman*

Stephen Friedman

Director	/s/	William W. George*

William W. George

Director	/s/	Lois D. Juliber*

Lois D. Juliber

Director	/s/	Edward M. Liddy*

Edward M. Liddy

Director	/s/	Ruth J. Simmons*

Ruth J. Simmons

Director	/s/	Rajat K. Gupta*

Rajat K. Gupta

Chief Financial Officer (Principal Financial Officer)	/s/	David A. Viniar

David A. Viniar

Principal Accounting Officer	/s/	Sarah E. Smith*

Sarah E. Smith

*By:	/s/ David A. Viniar
Name: David A. Viniar
Title:    Attorney-in Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 2007.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Elizabeth E. Beshel
Name:     Elizabeth E. Beshel

Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 2007.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Elizabeth E. Beshel
Name:     Elizabeth E. Beshel

Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 2007.

GOLDMAN SACHS CAPITAL IV

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Elizabeth E. Beshel
Name:     Elizabeth E. Beshel
Title:        Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 2007.

GOLDMAN SACHS CAPITAL V

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Elizabeth E. Beshel
Name:     Elizabeth E. Beshel
Title:        Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 2007.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ Elizabeth E. Beshel
Name:     Elizabeth E. Beshel
Title:        Treasurer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of December, 2007.

GS FINANCE CORP.

By:	/s/ Wing Yee Veronica Foo
Name:     Wing Yee Veronica Foo
Title:        Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Manda J. D’Agata, Steven M. Bunson, Wing Yee Veronica Foo, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement (File No. 333-130074) has been signed by the following persons in the capacities indicated on the 3rd day of December, 2007.

Title	Signature

Director, President (Principal Executive Officer)	/s/ Manda J. D’Agata

Manda J. D’Agata

Director	/s/ Steven M. Bunson

Steven M. Bunson

Director (Principal Financial Officer and Principal Accounting Officer)	/s/ Wing Yee Veronica Foo

Wing Yee Veronica Foo

By:	/s/ Wing Yee Veronica Foo
Name:      Wing Yee Veronica Foo
Title:         Attorney-in Fact